EXHIBIT 99.1

中正達會計師事務所 Centurion ZD CPA & Co. Certified Public Accountants (Practising)
Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong. 香港 紅磡 德豐街22號 海濱廣場二期 13樓1304室 Tel 電話: (852) 2126 2388 Fax 傳真: (852) 2122 9078 Email 電郵: info@czdcpa.com

Letter of Audit Progress

Due to the national-wide lockdown in China Mainland during Corona-virus pandemic from January 2020 till now, the Chinese government required enterprises to delay the resumption of work and operation. This included City lockdown, travel suspension, operation suspension, 14-days quarantine, and the work from home. This has hindered the progress of performing the required audit procedures so as to express an appropriate audit opinion for the audit of Green Vision Biotechnology Corp. (the “Company”) on or before April 14, 2020. Because of the government order to suspend operation, the Company’s accounting staff could not access to the physical records of the Company which cause a delay in providing the relevant information to us and responding our inquiries, and subsequently delay us performing the required audit procedures and expressing our audit opinion.

According to the order (No. 34-88318) from the SEC, the Company need to apply the relief for SEC filing by March 31, 2020 and April 14, 2020 (if possible), to allow sufficient time period for us to complete our audit work to support our audit report.

Sincerely,

Centurion ZD CPA & Co.

Centurion ZD CPA & Co.